Exhibit 99.2


   Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act


I, Bryan McKigney, Principal Executive Officer and Principal Financial Officer of Advantage Advisers Multi-Sector Fund I (the "Registrant"), certify that:

     1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Registrant.



Date:    August 5, 2005                  _______________________________________
                                         Bryan McKigney, Principal Executive
                                         Officer and Principal Financial Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.